EXHIBIT 99.4

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 and the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 are based on the consolidated financial statements of Rayovac and United after giving effect to Rayovac's acquisition of Microlite, United's acquisitions of Nu-Gro and United Pet Group and consummation of the respective transactions, including the acquisition of United, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial data.

      The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been derived from Rayovac's condensed consolidated balance sheet as of September 30, 2004 and United's unaudited consolidated balance sheet as of September 30, 2004, adjusted to give effect to the transactions as if they had occurred on September 30, 2004. The unaudited pro forma condensed consolidated statement of operations data for the fiscal year ended September 30, 2004 has been derived from Rayovac's audited statement of operations data for the fiscal year ended September 30, 2004 and United's unaudited statement of operations data for the nine months ended September 30, 2004 and the three months ended December 31, 2003. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 gives effect to the transactions as if they occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2004 gives effect to United's acquisition of Nu-Gro, which occurred on April 30, 2004, Rayovac's acquisition of Microlite, which occurred on May 28, 2004, and United's acquisition of United Pet Group, which occurred on July 30, 2004, and the acquisition of United by Rayovac as if each acquisition occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations excludes non-recurring items directly attributable to the transactions.

      The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase price for the respective transactions, the new debt and equity structure and to adjust amounts related to United's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effect related to the pro forma adjustments.

      The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of United that exist as of the date of the completion of the transactions as well as the actual assets and liabilities of Microlite that existed as of the date Rayovac acquired it and the actual assets and liabilities of Nu-Gro and United Pet Group as of the respective dates United acquired them. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data, including pro forma net income. In addition, the impact of integration activities, the timing of the completion of the transactions and other changes in United's assets and liabilities prior to completion of the transactions could cause material differences in the information presented.

     The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, "Selected Financial Data--Rayovac", "Selected Financial Data--United" and the consolidated financial statements of Rayovac and United, including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial data, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations.

                                    Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                                    As of September 30, 2004


                                                                                                              Rayovac &
                                                                                                             United Pro
                                                 Rayovac            United             Pro Forma               Forma
                                               Corporation         Industries         Adjustments(1)          Combined
                                               ------------        ----------        -------------         -------------
                                                                            ($ in millions)

ASSETS
Current assets:
   Cash and cash equivalents                  $        15.8       $       8.3        $         --          $      24.1
   Accounts receivable, net                           289.6             107.5                  --                397.1
   Inventories                                        264.7             160.0                15.0 (2)            439.7
   Deferred income taxes                               19.2                --                 6.7 (3)             26.0
   Other current assets                                61.1              19.9                  --                 81.0
                                              -------------       -----------        -------------         ------------
   Total current assets                               650.5             295.7                21.7                967.9
Property, plant and equipment, net                    182.4              99.4                  --                281.8
Goodwill                                              320.6             247.4               456.7 (4)          1,024.7
Intangible assets, net                                422.1             310.9                  --                733.0
Deferred income taxes                                    --              78.5                  --                 78.5
Other assets                                           60.4              22.8                (7.7)(5)             75.5
                                              -------------       -----------        -------------         ------------
Total assets                                  $     1,636.0       $   1,054.7        $      470.7          $   3,161.4
                                              =============       ===========        =============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt       $        23.9       $       6.7        $       (3.5)(6)      $      27.1
   Accounts payable                                   228.0              41.7                   --               269.7
   Accrued liabilities                                146.7              67.2                (6.6)(6)            207.3
                                              -------------       -----------        -------------         ------------
   Total current liabilities                          398.7             115.5               (10.0)               504.1
Long term debt, net of current maturity               806.0             865.7               137.8 (6)          1,809.5
Deferred income taxes                                   7.3                --                  --                  7.3
Other non-current liabilities                         106.6               5.3                  --                111.9
                                              -------------       -----------        -------------         ------------
Total liabilities                             $     1,318.5       $     986.5        $      127.8          $   2,432.8
                                              -------------       -----------        -------------         ------------

Minority interest in equity of consolidated
   subsidiary                                           1.4                --                  --                  1.4

Total shareholders' equity                            316.0              68.2               342.9 (7)            727.2
                                              -------------       -----------        -------------         ------------

Total liabilities and shareholders' equity    $     1,636.0       $   1,054.7        $      470.7          $   3,161.4
                                              =============       ===========        =============         ============


                                  Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)   The total estimated consideration as shown in the table below is allocated to the assets and liabilities of United as if the transactions had occurred on September 30, 2004. The allocation set forth below is preliminary. The unaudited pro forma condensed consolidated financial information assumes that the historical values of United's current assets, current liabilities and property plant and equipment approximate fair value, except as adjusted, pending forthcoming appraisals and other financial information.

      The allocation of consideration to acquired intangible assets is subject to the outcome of independent appraisals to be conducted after the completion of the transactions. A pro forma allocation of the consideration to the identifiable intangible assets of United has not been performed below, instead all residual consideration has been allocated to goodwill. The actual amounts recorded when the combination transactions are completed may differ materially from the pro forma amounts presented below.

Total purchase price ($ in millions):
      Issuance of Rayovac common stock                                                                    $   439.2
      Cash consideration                                                                                       70.0
      Assumption of United debt                                                                               871.4
      Acquisition related costs                                                                                33.7
                                                                                                          ---------
                                                                                                          $ 1,414.3
                                                                                                          =========

Preliminary allocation of purchase price, reflecting the transactions ($ in millions):

      Estimated adjustments to reflect assets and liabilities at fair value:
            Historical value of assets acquired, excluding goodwill, as of September 30, 2004             $   807.3
            Historical values of liabilities assumed                                                         (986.5)
            Write-off of United deferred financing fees                                                       (19.9)
            Adjustment to eliminate United bond premium                                                         1.0
            Current deferred tax asset recognized in association
             with the write-off of United deferred financing fees                                               7.5
            Inventory valuation                                                                                15.0
            Current deferred tax liability recognized on inventory valuation                                   (5.7)
            Assumption of United debt                                                                         871.4
            Direct acquisition costs                                                                           20.0
            Goodwill acquired (including $247.4 million of pre-acquisition goodwill)                          704.2
                                                                                                          ---------
                                                                                                          $ 1,414.3
                                                                                                          =========

(2)   Adjustment to the estimated purchase accounting valuation related to inventory.

(3)   Tax benefits associated with the anticipated write-off of Rayovac and United unamortized debt issuance costs and purchase accounting adjustments to inventory.

(4)   Estimated preliminary fair market value of incremental goodwill associated with the transactions.

(5)   Write-off of United unamortized debt issuance costs of approximately $19.9 million and Rayovac unamortized debt issuance costs of $12.9 million related to debt to be refinanced less the estimated $25.0 million of deferred financing costs to be incurred in connection with the transactions.

(6)   Net additional debt incurred after repayment of United debt, $868.8 million, and accrued interest, $4.7 million, at September 30, 2004.

(7)   Reflects the following adjustments affecting equity ($ in millions except per share data):


Issuance of common stock (13.75 million shares at $31.94)                                                $ 439.2
Direct acquisition costs                                                                                   (20.0)
Historical value of United net assets acquired                                                             (68.2)
Rayovac debt financing cost write-off, net of tax                                                           (8.0)
                                                                                                         --------
                                                                                                         $ 342.9
                                                                                                         ========

      Note: The stock price of $31.94 used in the calculation of the purchase price is based on a five day closing price average beginning on December 30, 2004.



                                                  Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                                                  Fiscal Year Ended September 30, 2004
                                                                            ($ in millions)

                                    Rayovac                  Pro Forma       Rayovac     United        United Pet
                                   Corporation  Microlite(1) Adjustments    Combined   Industries(5)   Group(6)     Nu-Gro(7)
                                   -----------  ----------   -----------   ----------  -----------     ----------   ---------

Consolidated Statement of
   Operations
Net sales                          $  1,417.2   $     37.6   $      --     $ 1,454.8   $    640.9      $  206.8     $   89.8
Cost of goods sold                      811.9         28.3          --         840.2        423.7         136.6         69.8
Restructuring and related charges        (0.8)          --          --          (0.8)          --            --           --
                                   -----------  -----------  -----------   ----------  -----------     ----------   ---------
Gross profit                            606.1          9.3          --         615.4        217.2          70.3         20.0
Operating expenses:
   Selling, general and
      administrative expenses           437.7         15.7         3.2 (2)     456.6        165.7          55.3         11.8
   Restructuring and related
      charges                            12.2           --          --          12.2           --            --           --
                                   -----------  -----------  -----------   ----------  -----------     ----------   ---------
                                        449.9         15.7         3.2         468.8        165.7          55.3         11.8
Operating income (loss)                 156.2         (6.4)       (3.2)        146.6         51.5          15.0          8.2
Interest expense                         65.7          4.4        (2.2)(3)      67.8         42.5           7.3          0.6
Other expense (income), net               0.1         (0.1)         --            --           --            --           --
Minority interest                        (0.1)          --          --          (0.1)          --            --           --
                                   -----------  ----------   -----------   ----------  -----------     ----------   ---------
Income (loss) from continuing
   operations before income taxes        90.5        (10.7)       (1.0)         78.9          9.0           7.7          7.6
Income tax expense (benefit)             34.4           --          -- (4)      34.4        (96.2)          5.9          2.8

Net income from continuing
   operations                      $     56.2   $    (10.7)  $    (1.0)    $    44.5   $    105.2      $    1.8     $    4.8
                                   ===========  ===========  ===========   ==========  ===========     ==========   =========


Basic net income per common share  $     1.68
                                   ===========
Weighted average shares of
   common stock outstanding         33,433,000
                                   ===========

Diluted net income per common
   share                           $     1.62
                                   ===========
Weighted average shares of
   common stock outstanding         34,620,000
                                   ===========



[Table continued]


                        Unaudited Pro Forma Condensed Consolidated Statement of Operations

                                       Fiscal Year Ended September 30, 2004
                                                   ($ in millions)


                                                                                      Rayovac &
                                                                                       United
                                                      United                            Pro
                                    Pro Forma        Industries    Pro Forma           Forma
                                    Adjustments      Combined      Adjustments        Combined
                                    -----------     -----------    -----------      ------------

Consolidated Statement of
   Operations
Net sales                           $      --       $   937.5      $      --         $  2,392.3
Cost of goods sold                        7.9 (8)       638.0          (55.5)(12)       1,422.7
Restructuring and related charges          --              --             --               (0.8)
                                    -----------    -----------     -----------      ------------
Gross profit                             (7.9)          299.5           55.5              970.4
Operating expenses:
   Selling, general and
      administrative expenses             1.1 (9)       233.9           55.5 (12)         746.0
   Restructuring and related
      charges                              --              --             --               12.2
                                    -----------    -----------     -----------      ------------
                                          1.1           233.9           55.5              758.2
Operating income (loss)                  (9.0)           65.6             --              212.2
Interest expense                          1.2 (10)       51.6           10.4 (13)         129.9
Other expense (income), net                --              --           (0.9)(14)          (0.9)
Minority interest                          --              --             --               (0.1)
                                    -----------    -----------     -----------      ------------
Income (loss) from continuing
   operations before income taxes       (10.3)           14.0           (9.5)              83.3
Income tax expense (benefit)             (3.9)(11)      (91.5)          (3.6)(15)         (60.7) (16)

Net income from continuing
   operations                       $    (6.4)      $   105.5      $    (5.9)             144.0
                                    ===========    ===========     ===========      ============

Basic net income per common share                                                   $      3.05
                                                                                   ============
Weighted average shares of
   common stock outstanding                                                          47,183,000 (17)
                                                                                   ============

Diluted net income per common
   share                                                                                  2.98
                                                                                   ============
Weighted average shares of
   common stock outstanding                                                         48,370,000 (17)
                                                                                   ============

   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1) Represents the unaudited historical operating results for Microlite for the period from October 1, 2003 to May 28, 2004.

(2) Reclassification of Microlite expenses from interest expense to selling, general and administrative expenses to conform to the Rayovac presentation.

(3) Reclassification of Microlite expenses to conform to Rayovac's presentation, net of additional interest expense of $0.9 million incurred in connection with the acquisition of Microlite.

(4) No net income tax benefit has been recognized in connection with Microlite's operating loss for the period from October 1, 2003 to May 28, 2004. Based on historical levels of income and the length of time required to utilize its deferred tax assets, Rayovac determined that it was more likely than not that it would not fully utilize its Microlite deferred tax assets and therefore recorded a valuation allowance against the benefit of such losses.

(5) Represents the historical operating results for United for the twelve-month period ended September 30, 2004, including the results of United Pet Group from July 30, 2004, its date of acquisition, through September 30, 2004, and Nu-Gro from April 30, 2004, its date of acquisition, through September 30, 2004.

(6) Represents the historical operating results for United Pet Group for the period from October 1, 2003 to July 30, 2004.

(7) Represents the historical operating results for Nu-Gro for the period from October 1, 2003 to April 30, 2004.

(8) Represents a reclassification of $7.7 million of United Pet Group freight costs from selling, general and administrative expenses to conform with the accounting treatment for such costs by United. The adjustment also includes an adjustment to record incremental depreciation expense related to property and equipment acquired in the United Pet Group acquisition based on estimated fair values. Such property and equipment is being depreciated using the straight-line method over varying periods, the average of which is approximately 10 years.

(9) Represents an adjustment to record approximately $8.8 million of incremental amortization expense related to intangible assets (other than goodwill) acquired in the United Pet Group and Nu-Gro acquisitions, based on estimated fair values. Intangible assets acquired included trade names, patents and customer relationships. The majority of acquired trade names are being amortized using the straight-line method over periods ranging from 5 to 40 years, while several trade names have been determined to have indefinite lives. Patents acquired and customer relationships are being amortized using the straight-line method over 15 years and 5 years, respectively. This adjustment is partially offset by the reclassification of $7.7 million of United Pet Group freight costs from selling, general and administrative expenses to cost of goods sold to conform with the accounting treatment for such costs by United.

(10) Represents the change in interest expense related to the senior credit facility executed by United on April 30, 2004, a portion of the proceeds of which were used to finance the Nu-Gro acquisition, and the amendment of such senior credit facility on July 30, 2004, a portion of the proceeds of which were used to finance the United Pet Group acquisition.

(11) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(12) Represents a reclassification of freight costs from cost of goods sold to selling, general and administrative expenses to conform with the accounting treatment for such costs by Rayovac.

(13) Represents increased interest expense, net of a reclassification of interest income, associated with the debt issued and refinanced in connection with the transactions. The effect of a 0.125% change in the expected interest rate on the approximately $739 million of variable rate debt to be incurred in connection with the transactions is approximately $0.9 million.

(14) Represents a reclassification of interest income from interest expense, net, to conform to Rayovac's presentation.

(15) Represents the income tax benefit associated with the adjustments described herein to arrive at an estimated pro forma 2004 statutory tax rate of 38%.

(16) Includes a reduction of income tax expense of $104.1 million, reflecting a full reversal of United's valuation allowance originally established against the tax deductible goodwill deduction and certain net operating loss carryforwards that were generated in 1999 through 2003. Based on historical levels of income and the length of time required to utilize its deferred tax assets, Rayovac determined that it was more likely than not that it would fully utilize its deferred tax assets and that it was no longer necessary to maintain a valuation allowance. The following table excludes this one-time adjustment from income tax expense in arriving at net income ($ in millions):


                                                               Rayovac &
                                                               United Pro
                                                                 Forma                 Tax                Pro Forma
                                                                Combined           Adjustment             Adjusted
                                                              -------------        --------------         -----------
Income from continuing operations before income taxes         $       83.3         $          --           $     83.3
Income tax expense (benefit)                                         (60.7)                104.1                 43.4
                                                              -------------        --------------         -----------
Income from continuing operations                             $      144.0         $      (104.1)         $      39.9
                                                              -------------        --------------         -----------

(17) Increase to weighted average shares outstanding due to the assumed issuance of 13.75 million shares of Rayovac common stock on October 1, 2003.